PRESS RELEASE

Bitzio, Inc. Postpones Acquisition of DigiSpace Solutions

December 22, 2011 – (San Francisco, CA) – Bitzio, Inc. (OTCBB: BTZO) today announced that it has postponed its acquisition of DigiSpace Solutions, LLC until January 10, 2012.  The company had previously reported on August 4, 2011, that the acquisition had been completed; however, because of unfulfilled obligations by the selling party, the parties entered into an amendment to the purchase agreement.  Accordingly, the parties agreed to (i) postpone the closing of the acquisition, (ii) change the exercise price on the Options (as defined in the original agreement) from $0.45 to $0.28 per share, and (iii) postpone the issuance of the Options until the closing.

“DigiSpace is still a significant piece of our growth strategy,” said Gordon McDougall, CEO of Bitzio.  “We have met our obligations to the seller and fully intend to close on the acquisition in January 2012.  Unfortunately there were some administrative conditions to the closing that were not satisfied in a timely manner; however we are confident that they will be resolved shortly.”

The company filed an updated Current Report on Form 8-K describing the amendment.

About Bitzio, Inc.

Bitzio, Inc. is focused on smartphone applications, social media and marketing optimization. We work directly with developers of mobile applications to dramatically improve their marketing reach, sales conversion, revenue and bottom line profits. We envision a mobile community where mobile applications enable people to connect in new and meaningful ways, and where Bitzio is a key driving force enabling these connections. For more information on the company, visit us at www.bitzio.com. To learn more about Bitzio, watch the video.

For Investor Inquiries:	For Media Inquiries:
Mark Bernhard mark@cgcone.com or	Phoebe Yong
Mark Gundy: markgundy@gmail.com	Magnolia Communications
Capital Group Communications, Inc.	Phone: 604.760.3085
Phone: 415.332.7200	Email: phoebe@magnoliamc.com

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws, including statements relating to earnings expectations for the 4th quarter and the full fiscal year; The terms and phrases “commitment”, “guidance”, “expects”, “would”, “will”, “continuing”, “drive”, “believes”, “indicate”, “look forward”, “grow”, “outlook”, “forecasts”, and similar terms and phrases are intended to identify these forward-looking statements.  Forward-looking statements are based on estimates and assumptions made by Bitzio in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that Bitzio believes are appropriate in the circumstances, including but not limited to general economic conditions, Bitzio’s expectations regarding its business, strategy and prospects, and Bitzio’s confidence in the cash flow generation of its business.  Many factors could cause Bitzio’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: risks related to competition; Bitzio’s reliance on key personnel; Bitzio’s ability to maintain and enhance its brand; and difficulties in forecasting Bitzio’s financial results, particularly over longer periods given the rapid technological changes, competition and short product life cycles that characterize the mobile application industry.  These risk factors and others relating to Bitzio that may cause actual results to differ are set forth Bitzio’s periodic filings with the U.S. Securities and Exchange Commission. (copies of which filings may be obtained at www.sedar.com or www.sec.gov). These factors should be considered carefully, and readers should not place undue reliance on Bitzio’s forward-looking statements. Bitzio has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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